SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant:	☒

Filed by a Party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AMTRUST FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The following letter was distributed to employees of AmTrust Financial Services, Inc. (the “Company”) in connection with the proposed acquisition of the Company pursuant to the terms of the Agreement and Plan of Merger, dated March 1, 2018, by and among the Company, Evergreen Parent, L.P., K-Z LLC, Barry D. Zyskind, George Karfunkel and Leah Karfunkel:

Dear AmTrust senior leadership team,

As the vote on AmTrust becoming a privately held company nears on June 4, we want to ensure employees with stock in the company, and other public stockholders, have all of the information they need to make an educated vote. Please visit the Special Meeting page on the AmTrust Financial website for all of the most recent materials on this proposed transaction, including the investor presentation and shareholder letter which were sent yesterday evening and this morning, respectively.

We are making great progress towards completing the transaction, which we continue to expect to occur in the second half of 2018, but it is still critical that you vote your proxy in favor of the transaction prior to the June 4 special meeting. If you don’t vote FOR the merger agreement, it is the same as voting against it.

As we outlined in March, we believe the proposed transaction delivers immediate and certain value for public stockholders at a significant premium and is in their best interest.

Thanks for your continued support and dedication.

Sincerely,

AmTrust Corporate Communications

Please contact Jisoo Suh, Director of Investor Relations, at 646-458-3367 or jisoo.suh@amtrustgroup.com, Dari Rom, Senior Investor Relations Analyst, at 646-870-1953 or dari.rom@amtrustgroup.com, or AmTrust’s proxy solicitor MacKenzie Partners (contact details below) with any specific questions about the upcoming special meeting and related vote.

Consistent with usual policies, please forward any inquiries from investors or analysts to Chaya Cooperberg, Chief Communications Officer, at 646-458-3332 or chaya.cooperberg@amtrustgroup.com.

If you have any questions or need assistance in completing the proxy card, please contact our solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
Call Toll-Free (800) 322-2885
Email: Amtrust@mackenziepartners.com

Additional Information and Where to Find It
In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or MacKenzie Partners, Inc., the Company’s proxy solicitor.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as amended on Form 10-K/A filed with the SEC on April 23, 2018. A more complete description is available in the proxy statement on Schedule 14A filed with the SEC on May 4, 2018. You may obtain free copies of these documents as described in the preceding paragraph.